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        CIT                                Tel: 800 553-8778     Exhibit 10.218
        Equipment Rental and Finance-US    P.O. Box 27248
        1540 W. Fountainhead Parkway       Tempe, AZ 85285-7248
        Tempe, AZ 85282                    www.cit.com


[CIT LOGO]


     Meadow Valley Contractors, Inc.
     4411 South 40th Street, Ste. D-11
     Phoenix, AZ 85040

          RE: RENEWAL AND AMENDMENT OF REVOLVING LOAN AGREEMENT,
              ACCOUNT # 90045210

     Gentlemen:

     Reference is made to the Amended and Restated Revolving Loan Agreement, dated July 27, 2001, as amended (the "Loan Agreement"), between Meadow Valley Contractors, Inc., (the "Company") and The CIT Group/Equipment Financing, Inc. ("CIT").

     The Loan Agreement shall be amended as follows:

     1. Section 1 of the Loan Agreement: JANUARY 1, 2003 (the "Termination Date"), is amended to read: JANUARY 1, 2004 (the "Termination Date").

     2. Section 2(c) of the Loan Agreement: DECEMBER 31, 2000, is amended to read: DECEMBER 31, 2001.

     3.   Section 3 of the Loan Agreement is amended to add the following:

          Company hereby authorizes CIT, in its sole election, to charge to the Loan Account(s) and cause to paid all interest described in Section 5, in addition to fees, expenses, and other charges due and owing by the Company under this Agreement as such payments become due. The Company confirms that any charges which CIT may so make to the Company's Loan Account(s) as herein provided will be made as a accommodation to the Company and that such charges may be made even if such charges would cause the aggregate balance of the Loan Account(s) to exceed the Borrowing Availability.

     4. Section 4.2 of the Loan Agreement: JANUARY 31, 2003, is amended to read: JANUARY 31, 2004.

     5. Section 8.2(b) of the Loan Agreement: Eighty-three (83%) of the aggregate appraised value of the Eligible Equipment, is amended to read: Sixty-seven percent (67%) of the aggregate appraised value of the Eligible Equipment

     6. Section 8.3 of the Loan Agreement: The Total of Eligible Receivables as of the date June 30, 2001 is $10,083,389.00. Sixty-five percent (65%) of the Eligible Receivables is $6,554,203.00. The Aggregate appraised value of Eligible Equipment described in Schedule A as of this date is $2,524,727.56. Eighty-three percent (83%) of the aggregate appraised value of the Eligible Equipment is $2,095,523.87. The total Eligible Inventory as of the date May 31, 2001, is $3,572,202.00. Fifty percent (50%) of the Eligible Inventory is $1,786,101.54; however, the maximum advance per 8.2(c) above is $700,000.00, is amended to read: The Total of Eligible Receivables as of the date November 30, 2002, is $9,399,687.00. Sixty-five percent (65%) of the Eligible Receivables is $6,109,796.55. The Aggregate appraised value of Eligible Equipment described in Schedule A as of this date is $2,486,050.00. Sixty-seven percent (67%) of the aggregate appraised value of the Eligible Equipment is $1,665,653.50. The total Eligible Inventory as of the date November 30, 2002, is $1,067,819.00. Fifty percent (50%) of the Eligible Inventory is $533,909.50; however, the maximum advance per 8.2(c) above is $700,000.00.



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7.  Section 14 of the Loan Agreement is amended to add the following provision:

    14.10 Ready Mix, Inc. defaults under the terms of that certain Revolving Loan Agreement dated July 27, 2001 between Ready Mix, Inc. and CIT, as amended.

8.  Financial Covenant Rider to the Guaranty

    (2) is deleted and replaced with the following:

        at all times during the Guarantor's fiscal year 2001, the Guarantor's Tangible Net Worth will not be less than $11,000,000.00. For each fiscal year thereafter, the Guarantor's Tangible Net Worth shall not be less than the minimum Tangible Net Worth required to be maintained in the previous fiscal year plus 50% of the Guarantor's net income after taxes for the previous fiscal year. The minimum Tangible Net Worth required to be maintained pursuant to this section shall not be decreased if in any fiscal year the Guarantor has a deficit net income after taxes.

The Company represents and warrants to CIT that

        this Renewal and Amendment Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

        its representations and warranties set forth in this Renewal and Amendment Agreement and all other documents executed in connection therewith are true and correct on the date hereof and;

        there exists no event of default (as the term is defined in the Loan Agreement) under the Loan Agreement or any other executed in connection therewith on the date hereof.

Except as modified herein, the Loan Agreement and all documents executed in connection therewith shall continue in full force and effect.

In addition to the payments of principal, interest and other charges due under the terms of the Loan Agreement, the Company agrees to pay CIT a line renewal fee of $17,500.00 upon receipt of invoice.

SCHEDULE "A" TO THE LOAN AGREEMENT IS AMENDED PER THE ATTACHED SCHEDULE "A" TO THIS RENEWAL AND AMENDMENT AGREEMENT.

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
Dated:                                  Sincerely,
      -----------                       THE CIT GROUP/EQUIPMENT FINANCING, INC.

ACKNOWLEDGED AND AGREED TO:
Meadow Valley Contractors, Inc.         By                     Title:
                                          --------------------       ---------
By: /s/ Kenneth D. Nelson  Title: Vice President
   ----------------------        ---------------

GUARANTOR ACKNOWLEDGEMENT:
Meadow Valley Corporation

By: /s/ Bradley E. Larson  Title: President
   -----------------------       ----------
Ready Mix, Inc.

By:  /s/ Clint Tryon       Title: Sec/Treas
   --------------------         ----------
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Including all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy.


Debtor:                                                         Secured Party:
MEADOW VALLEY CONTRACTORS, INC.                                 THE CIT GROUP/EQUIPMENT FINANCING, INC.

By: /s/ Kenneth D. Nelson                                       By:
   ----------------------------                                    ------------------------------------

Title: Vice President                                           Title:
      -------------------------                                       ---------------------------------
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